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                                                                    EXHIBIT 99.1

- March 14, 2001   Company Press Release   Source: Flowers Industries (NYSE:FLO)


FLOWERS INDUSTRIES ANNOUNCES RECORD DATE FOR TRANSACTION

THOMASVILLE, GA--Flowers Industries announced today that March 26, 2001 will be the record date for the merger transaction with Kellogg Company and the associated spin-off of Flowers Foods. If the merger transaction is completed, shareholders of record at the close of business on March 26 will receive a cash payment estimated to be between $12.45 and $12.60 per share, and one share of Flowers Foods common stock for every five shares of Flowers Industries common stock they own.

Flowers Industries mailed its definitive proxy statement to shareholders of record on February 22, 2001. The proxy statement provides detailed information regarding the merger of Flowers Industries with a subsidiary of Kellogg Company. On March 26, 2001 a special meeting of Flowers Industries shareholders will be held to vote on the merger. The merger and spin-off are expected to occur shortly thereafter.

Statements contained in this document that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward looking statements in this document and that may affect the company's prospects include, but are not limited to, changes in general economic and business conditions, the company's ability to recover its raw materials costs in the pricing of its products, actions of competitors, and the extent to which the company is able to develop new products and markets for its products, and such other factors as are described in the company's filings with the Securities and Exchange Commission.


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